EX-99.(o)(i)

Exhibit (o)(i) under Form N-1A
Exhibit 24 under Item 601/Reg.S-K

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED U.S. GOVERNMENT SECURITIES FUND: 1-3 YEARS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ John F. Donahue John F. Donahue	Chairman and Trustee (Chief Executive Officer)	February 14, 2001
/s/ J. Christopher Donahue J. Christopher Donahue	President and Trustee	February 14, 2001
/s/ Richard J. Thomas Richard J. Thomas	Treasurer (Principal Financial and Accounting Officer)	February 14, 2001
/s/ Thomas G. Bigley Thomas G. Bigley	Trustee	February 14, 2001
/s/ John T. Conroy, Jr. John T. Conroy, Jr.	Trustee	February 14, 2001
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	Trustee	February 14, 2001
/s/ John F. Cunningham John F. Cunningham	Trustee	February 14, 2001
/s/ Lawrence D. Ellis, M.D. Lawrence D. Ellis, M.D.	Trustee	February 14, 2001
/s/ Peter E. Madden Peter E. Madden	Trustee	February 14, 2001
/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	Trustee	February 14, 2001
/s/ John E. Murray, Jr. John E. Murray, Jr.	Trustee	February 14, 2001
/s/ Marjorie P. Smuts Marjorie P. Smuts	Trustee	February 14, 2001
/s/ John S. Walsh John S. Walsh	Trustee	February 14, 2001

Sworn to and subscribed before me this 14th day of February, 2001
/s/ Janice L. Vandenberg
Notarial Seal
Janice L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries